Exhibit 10.1

THIRD AMENDMENT
TO THE
CHOICEPOINT INC.
2003 OMNIBUS INCENTIVE PLAN(1)

     THIS AMENDMENT is made this 21st day of March, 2005, by CHOICEPOINT INC., a Georgia corporation (the “Company”), to the CHOICEPOINT INC. 2003 OMNIBUS INCENTIVE PLAN (the “Plan”).

     WHEREAS, the Company has previously adopted the Plan, and pursuant to Section 25 thereof, has authorized the Management Compensation and Benefits Committee of the Company’s Board of Directors (the “Committee”) to amend the Plan; and,

     WHEREAS, the Committee deems it desirable to amend the Plan as reflected below;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective March 18, 2005:

1.	Subsection (k) of Section 4 of the Plan is hereby amended by adding the following sentence at the end of said Subsection:

“Incentive Stock Options may only be granted to Participants who meet the definition of “employees” as contained in Section 3401(c) of the Code.”

2.	Section 23 of the Plan is hereby amended by deleting the first sentence of said section and replacing it with the following sentence:

“The Committee also may permit Participants to elect to defer (a) the issuance of Common Shares, other than upon exercise of Options or of Stock Appreciation Rights, or (b) the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for the purposes of this Plan.

3.	The remaining provisions of the Plan are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the Company has executed this Third Amendment as directed by the Committee, effective the date first above noted.

CHOICEPOINT INC.
By:	/s/ Steven W. Surbaugh
Title: Chief Financial Officer

(1)	The Company notes that the Second Amendment to the Choice Point Inc. 2003 Omnibus Incentive Plan was not submitted for shareholder approval and therefore never became effective.